                                                                    EXHIBIT 99.1








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                               PURCHASE AGREEMENT

                                  dated as of

                               November  30, 1998

                                  by and among

                        AMERICAN SKY BROADCASTING, LLC,

                         THE NEWS CORPORATION LIMITED,

                       MCI TELECOMMUNICATIONS CORPORATION

                                      and

                      ECHOSTAR COMMUNICATIONS CORPORATION


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

                                 TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Definitions............................................................   1
2.   Purchase and Sale......................................................   7
     (a)  Shares to be Purchased by the Transferors.........................   7
     (b)  Assets to be Transferred to Seller................................   8
     (c)  Assumption of Liabilities.........................................   9
     (d)  The Closing.......................................................   9
     (e)  Deliveries at Closing.............................................   9
3.   Representations and Warranties of Seller...............................  10
     (a)  Representations and Warranties True, Correct and Complete.........  10
     (b)  Organization of Seller and the Significant Subsidiaries...........  10
     (c)  Power and Authority of Seller.....................................  10
     (d)  Power and Authority of Significant Subsidiaries...................  11
     (e)  Corporate Authorization...........................................  11
     (f)  Governmental Authorization........................................  11
     (g)  Noncontravention..................................................  12
     (h)  Capitalization....................................................  12
     (i)  SEC Filings.......................................................  13
     (j)  Absence of Certain Changes........................................  14
     (k)  Brokers' Fees.....................................................  14
4.   Representations and Warranties of the Transferors......................  14
     (a)  Representations and Warranties True, Correct and Complete.........  14
     (b)  Organization of the Transferors...................................  15
     (c)  Power and Authority of the Transferors............................  15
     (d)  Corporate Authorization...........................................  15
     (e)  Governmental Authorization........................................  15
     (f)  Noncontravention..................................................  16
     (g)  Gilbert Property..................................................  16
     (h)  Assigned Contracts................................................  19
     (i)  Intellectual Property.............................................  20
     (j)  Litigation........................................................  20
     (k)  Legal Compliance..................................................  20
     (l)  FCC Matters.......................................................  21
     (m)  Transferred Assets................................................  22
     (n)  Broker's Fees.....................................................  22
     (o)  Resale............................................................  22
5.   Further Agreements of the Parties......................................  23
     (a)  General...........................................................  23
     (b)  Notices and Consents..............................................  23
     (c)  Operation of Business.............................................  24
     (d)  Assignment of the MCI FCC License.................................  25
     (e)  Earth Station Authorizations......................................  26
     (f)  Satellites........................................................  26
     (g)  Sony Contract.....................................................  28

     (h)  Full Access.......................................................  28
     (i)  Notice of Developments............................................  29
     (j)  NDS Equipment.....................................................  29
     (k)  Abeyance of EchoStar Litigation...................................  29
     (l)  Transfer Taxes and Prorations.....................................  29
     (m)  Further Assurances................................................  29
     (n)  No Solicitation...................................................  30
     (o)  Bundling..........................................................  30
     (p)  Casualty Condemnation.............................................  30
     (q)  Title Insurance...................................................  31
     (r)  Surveys...........................................................  31
6.   Conditions to Obligation to Close......................................  31
     (a)  Conditions to Obligation of the Transferors.......................  31
     (b)  Conditions to Obligation of Seller................................  33
7.   Remedies for Breach of this Agreement..................................  34
     (a)  Survival..........................................................  35
     (b)  Indemnification Provisions for Benefit of the Transferors.........  35
     (c)  Indemnification Provisions for Benefit of Seller..................  35
     (d)  Notification; Rights of Parties to Settle or Defend...............  35
     (e)  Exclusive Remedy..................................................  36
     (f)  Limitations.......................................................  36
8.   Termination............................................................  36
     (a)  Termination of Agreement..........................................  36
     (b)  Effect of Termination.............................................  37
9.   Miscellaneous..........................................................  39
     (a)  Press Releases and Announcements..................................  39
     (b)  No Third-Party Beneficiaries......................................  39
     (c)  Entire Agreement..................................................  39
     (d)  Succession and Assignment.........................................  39
     (e)  Counterparts......................................................  40
     (f)  Headings..........................................................  40
     (g)  Notices...........................................................  40
     (h)  Governing Law.....................................................  41
     (i)  Amendments and Waivers............................................  41
     (j)  Severability......................................................  42
     (k)  Expenses..........................................................  42
     (l)  Construction......................................................  42
     (m)  Restrictions on Transfer..........................................  42
     (n)  Legends...........................................................  43
     (o)  Specific Performance..............................................  44
     (p)  Incorporation of Schedules........................................  44

Schedules
---------

2(b)(i)(I)          Gilbert Property
2(b)(i)(II)         Furniture, Fixtures and Equipment
2(b)(ii)            Gilbert Contracts
2(b)(v)             Satellite Contracts
3(g)                Noncontravention
3(h)                Capitalization
3(i)                SEC Filings
3(j)                Absence of Certain Changes
4(f)                Noncontravention
4(g)(i)             Permitted Liens
4(g)(iii)           Gilbert Property Improvements
4(g)(v)             Insurance Policies
4(h)                Assigned Contracts
4(j)                Litigation
4(k)                Legal Compliance
4(l)(i)             FCC Matters
4(l)(ii)            Earth Station Authorizations
4(l)(v)             Insurance Policies
6(a)(ii)            Consents
6(b)(ii)            Consents

Exhibits
--------

A                   Components License Agreement
B                   Fox News Channel Affiliation Agreement
C                   Registration Rights Agreement
D                   Retransmission Consent Agreement
E                   Settlement Agreement and Mutual Release
F                   Set Top Box Agreement
G                   Voting Agreement
H                   Abeyance Stipulation
I                   Special Warranty Deed

                              PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of November 30, 1998, by and among American Sky Broadcasting, LLC, a limited liability company organized under the laws of the State of Delaware ("ASkyB"); The News Corporation Limited, a corporation organized under the laws of South Australia ("News Corporation"); MCI Telecommunications Corporation, a corporation organized under the laws of the State of Delaware ("MCI"); and EchoStar Communications Corporation, a corporation organized under the laws of the State of Nevada ("Seller"). ASkyB, News Corporation and MCI are referred to collectively herein as the "Transferors." ASkyB, News Corporation, MCI and Seller are referred to collectively herein as the "Parties."

                                 RECITALS

     WHEREAS, the Transferors own certain assets relating to the direct broadcast satellite ("DBS") business;

     WHEREAS, the Transferors desire to dispose of such assets, and Seller desires to acquire such assets; and

     WHEREAS, the Transferors have agreed to transfer such assets to Seller (or one or more direct or indirect wholly owned Subsidiaries of Seller) in consideration for, among other things, shares of Seller's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the respective promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1.  Definitions.
         -----------

         "Acceptable Alternative Arrangement" means any arrangement satisfactory to Seller and its counsel and to the Transferors and their respective counsel that: (a) to the fullest extent feasible in light of any regulatory constraint assures the Parties as nearly as possible the same economic results as if the transactions contemplated by this Agreement and the Collateral Agreements had occurred as contemplated herein and therein;
provided, however, that no Party shall be obligated to enter into any such arrangement which would require it to make expenditures or dispose of assets in excess of the amount of expenditures or assets contemplated by this Agreement and the Collateral Agreements unless compensated for such arrangement; (b) would, in the reasonable judgment of Seller and the Transferors, be reasonably expected either not to require FCC consent or to result in such consent, if required; and (c) would, in the reasonable judgment of Seller and the Transferors, be reasonably expected to result in clearance of the arrangement by the relevant antitrust enforcement agencies, if required.

          "Affiliate" means any person or entity controlling, controlled by, or under common control with, an entity. Control of any entity shall mean the possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          "ASkyB Buyer" has the meaning set forth in Section 2(a)(i)(A) hereof.

          "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

          "Bureau Order" means an order released by a bureau or other division or subdivision of the FCC under delegated authority which conditionally grants (and such condition is a Material Condition which is unacceptable to Seller) the FCC's consent to the assignment of the MCI FCC License to Seller or Newco.

          "Collateral Agreements" means the Registration Rights Agreement, the Fox News Channel Affiliation Agreement, the Settlement and Mutual Release Agreement, the Components License Agreement, the Retransmission Consent Agreement, the Set Top Box Agreement and the Voting Agreement.

          "Communications Act" means the federal Communications Act of 1934, as amended.

          "Components License Agreement" means the Components License for NDS MPEG 2, DVB Conformant Digital Receivers, to be entered into by and between NDS Limited and EchoStar Technologies Corporation, containing the terms and conditions set forth in Exhibit A annexed hereto.

          "Current Market Price" means the average of the daily closing prices per share of Class A Common Stock for the 20 trading days ending on (a) with respect to Section 2(a)(ii), the date that is two trading days prior to the Closing Date; (b) with respect to Section 5(c)(i)(B), the date on which Seller enters the contract governing the purchase in question; provided, however that if such contract provides for a price which, whether or not so specified, was based on the price reported on a national securities exchange at the time of negotiation of the business arrangement or the execution of the agreement, then Current Market Price means the price so provided; and provided further, that in the case of shares issued pursuant to Seller's Employee Stock Purchase Plan, Current Market Price means 85% of the closing price of Class A Common Stock on the last business day of each calendar quarter in which shares were deemed sold under such plan; and (c) with respect to 5(c)(i)(C), the date of the issuance or grant of the rights, options or warrants in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, The Nasdaq National Market ("Nasdaq")) on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Class A Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Class A Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Class A Common Stock on such date, as determined in good faith by the Board of Directors of Seller, whose determination shall be conclusive absent manifest error, shall be used.

          "Damages" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, diminution in value, obligations, Taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs, whether or not arising out of a claim by a third party.

          "Earth Station Facilities" means (a) the six earth station facilities located on the Gilbert Property and corresponding to the Earth Station Authorizations, and (b) the six additional 6.1 meter receive-only earth station facilities also located on the Gilbert Property, with respect to which there has been no FCC registration.

          "Environmental Laws" means all foreign, federal, state and local laws, statutes, ordinances, rules and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any permits issued thereunder, relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants.

          "FCC" means the Federal Communications Commission and any successor agency thereto.

          "FCC Approval" means an order released by the FCC (and not by a bureau or other division or subdivision thereof pursuant to delegated authority) which is in full force and effect and has not been reversed, reconsidered, stayed, enjoined, set aside, annulled or suspended, and the thirty (30) day period for any such action on the FCC's own motion has expired, and which grants, or conditionally grants (other than subject to a Material Condition which is unacceptable to Seller), the FCC's consent to the assignment of the MCI FCC License to Seller or Newco; provided, however, that timely rejection of an FCC order by Seller or Newco shall not affect the status of such order as an FCC Approval.

          "FCC Order" means an order released by the FCC (and not by a bureau or other division or subdivision thereof pursuant to delegated authority) which is in full force and effect and has not been reversed, reconsidered, stayed, enjoined, set aside, annulled or suspended, and the thirty (30) day period for any such action on the FCC's own motion has expired, and which conditionally grants (and such condition is a Material Condition which is unacceptable to Seller) or denies the FCC's consent to the assignment of the MCI FCC License to Seller or Newco; provided, however, that timely rejection of an FCC order by Seller or Newco shall not affect the status of such order as an FCC Order.


          "Fox News Channel Affiliation Agreement" means the Fox News Channel Affiliation Agreement, entered into by and between EchoStar Satellite Corporation and Fox News Network, LLC as of the date hereof, annexed as Exhibit B hereto.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Intellectual Property" means all (a) patents, patent applications, patent disclosures and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

          "Knowledge" means actual knowledge after reasonable inquiry and investigation.

          "Liability" means any liability or obligation of any nature (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "LIBOR Rate" means relative to any interest period, the rate of interest determined as follows: (a) on the interest determination date, the lending party shall obtain the offered quotation(s) that appear on the Reuter's Screen for Dollar deposits for a period comparable to such interest period. If at least two such offered quotations appear on the Reuter's Screen, the LIBOR Rate shall be the arithmetic average (rounded upwards, if necessary to the nearest 1/16th of 1%) of such offered quotations, as determined by the lending party; or (b) if the Reuter's Screen is not available or has been discontinued, the LIBOR Rate shall be the rate per annum which the lending party in good faith determines to be the arithmetic average (rounded as aforesaid) of the offered quotations for Dollar deposits in an amount comparable to the lending party's share of the relevant amount in respect of which the LIBOR Rate is being determined for a period comparable to the relevant LIBOR Interest Period that lending banks in New York City selected by the lending party are quoting at 11:00 A.M. on the interest determination date in New York Interbank Market to major international banks.

          "Liens" means, with respect to any property or assets, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Material Condition" has the meaning set forth in Section 5(d) hereof.

          "MCI Buyer" has the meaning set forth in Section 2(a)(i)(B) hereof.

          "MCI FCC License" means MCI's FCC authorization to construct, launch and operate satellites in the Direct Broadcast Satellite Service operating over 28 frequency channels at the 110 (degrees) West Longitude orbital location (FCC DA 96-2165, released December 20, 1996).

          "Newco" has the meaning set forth in Section 2(b) hereof.

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "Person" means an individual, partnership, trust, corporation, joint venture, limited liability company, association, government bureau or agency or other entity of whatever kind or nature.

          "Preliminary FCC Approval" means an order released by the FCC (and not by a bureau or other division or subdivision thereof pursuant to delegated authority) which grants, or conditionally grants (other than subject to a Material Condition which is unacceptable to Seller), the FCC's consent to the assignment of the MCI FCC License to Seller or Newco.

          "Registration Rights Agreement," means the Registration Rights Agreement to be entered into by and among Seller, MCI (or a direct or indirect wholly-owned subsidiary of MCI) and ASkyB (or a direct or indirect wholly-owned subsidiary of News Corporation), in the form of Exhibit C annexed hereto.

          "Regulatory Provisions" means all applicable requirements of the Communications Act and the published policies, rules, decisions, and regulations of the FCC as amended from time to time.

          "Requisite Corporate Approvals" means the approval of Seller's Board of Directors and its stockholders and, if applicable, the Board of Directors of any Subsidiary of Seller required pursuant to applicable law with respect to the authorization of Seller or such Subsidiary to execute and deliver this Agreement and the Collateral Agreements to which it is a party and to perform the transactions contemplated hereby and thereby.

          "Retransmission Consent Agreement" means the Retransmission Consent Agreement, to be entered into by and between Fox Television Holdings, Inc. and Seller, in the form of Exhibit D annexed hereto.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (b) liens on goods in transit incurred pursuant to documentary letters of credit, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, the extension of credit or default or potential default of money owed.

          "Seller Material Adverse Effect" means a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of the Seller and its Subsidiaries, taken as a whole, excluding any change or development resulting from (a) events adversely affecting any of the principal markets served by the business of Seller or (b) general economic conditions, including changes in the economies of any of the jurisdictions in which Seller or any of its Subsidiaries conduct business.

          "Settlement Agreement and Mutual Release" means the Settlement Agreement and Mutual Release, to be entered into by and among Seller, Charles
W. Ergen, News Corporation and ASkyB, in the form of Exhibit E annexed hereto.

          "Set Top Box Agreement" means the Development and Supply Agreement for Set Top Boxes, to be entered into by and between Seller and a DBS company in which News Corporation has an interest, containing the terms and conditions set forth in Exhibit F annexed hereto.

          "Significant Subsidiary" means any Subsidiary of Seller that (i) falls within the definition of "significant subsidiary" set forth in Rule 1-02 of Regulation S-X under the Securities Act, (ii) is subject to the periodic reporting requirements of the Securities Exchange Act or (iii) is, or becomes, a party to this Agreement or any of the Collateral Agreements.

          "Subsidiary" of a specified Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are directly or indirectly owned by such Person.

          "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, however denominated, including any interest, penalty, or addition thereto, whether disputed or not.

          "Transferred Asset Material Adverse Effect" means a material adverse effect on the use by or benefit to Seller of any of the Transferred Assets, excluding any change or development resulting from (a) events adversely affecting any of the principal markets served by the businesses of Seller or any of its Subsidiaries, or (b) general economic conditions, including changes in the economies of any of the jurisdictions in which Seller or any of its Subsidiaries conduct business.

          "U.S. Satellite Business" means any proposed or ongoing uses of communications satellites to provide direct-to-home (including hotels, motels, bars, restaurants, multiple dwelling units and other similar uses) video and associated audio programming services using FSS/BSS frequencies directly to the antennas or other reception equipment of customers or subscribers of such business activity principally in the United States, or to multiple dwelling units comprising such customers or subscribers.

          "Voting Agreement" means the letter agreement entered into by and among Charles W. Ergen, Seller, MCI, News Corporation and ASkyB, as of the date hereof, annexed as Exhibit G hereto.

     2.   Purchase and Sale.
          -----------------

          (a)  Shares to be Purchased by the Transferors.
               -----------------------------------------

               (i) At the Closing (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement, the Transferors agree to purchase from Seller, and Seller agrees to issue and sell to the Transferors, an aggregate of 30,000,000 shares (the "Shares") of Seller's Class A Common Stock, subject to adjustment (x) for any stock split, stock dividend, subdivision or combination of the Common Stock (as hereinafter defined) or any other action having a similar effect on the Common Stock, and (y) as set forth in Section 2(a)(ii) below, as follows:

                     (A) 24,030,000 shares of Class A Common Stock shall be issued and sold to ASkyB or a direct or indirect wholly-owned Subsidiary of News Corporation designated by ASkyB (the "ASkyB Buyer"); and

                     (B) 5,970,000 shares of Class A Common Stock shall be issued and sold to MCI or a direct or indirect wholly-owned Subsidiary of MCI designated by MCI (the "MCI Buyer").

               (ii) The number of shares of Common Stock issuable to the ASkyB Buyer and the MCI Buyer pursuant to Section 2(a)(i) shall be subject to adjustment as follows: (A) if the Current Market Price is less than $15.00 per share (subject to adjustment for any stock split, stock dividend, subdivision or combination of the Common Stock or any change in corporate structure affecting the Common Stock), then Seller shall issue such number of additional shares of Common Stock to the ASkyB Buyer and the MCI Buyer, on a pro rata basis, so that the total market value of the Shares issued to them (based on such Current Market Price) is not less than $450,000,000; provided, however, that in no event shall the Transferors collectively own of record or vote shares corresponding to more than 49.9% of the total outstanding voting power of Seller or more voting power of Seller than all other shareholders of Seller; or (B) if the Current Market Price is greater than $39.00 per share (subject to adjustment for any stock split, stock dividend, subdivision or combination of the Common Stock or any change in corporate structure affecting the Common Stock), then the number of Shares issued to the ASkyB Buyer and the MCI Buyer shall be reduced, on a pro rata basis, so that the total market value of the Shares issued to them (based on such Current Market Price) is not greater than $1,170,000,000.

          (b)  Assets to be Transferred to Seller.  At the Closing, upon the
               ----------------------------------
terms and subject to the conditions set forth in this Agreement, and in consideration for the Shares to be purchased by the Transferors hereunder, each of the Transferors agrees to assign, transfer and convey to Seller, or, at Seller's option, one or more direct or indirect wholly owned Subsidiaries of Seller (collectively, "Newco") all of its right, title and interest in and to the specified assets set forth below (collectively, the "Transferred Assets"):

               (i)    Gilbert Property.  ASkyB shall transfer and convey to
                      ----------------
     Seller or Newco all of its right, title and interest in and to certain real property located in Gilbert, Arizona, as more particularly described in Section 2(b)(i)(I) of the Transferor Disclosure Schedule (as hereinafter defined), and all improvements thereon, including, without limitation, (A) all buildings, Earth Station Facilities and other structures, (B) the fixtures, furniture and equipment described in Section 2(b)(i)(II) of the Transferor Disclosure Schedule, and all instruction manuals and other personal property (including all warranties associated therewith), and (C) keys to such property, to the extent the foregoing are owned by the Transferors (the "Gilbert Property").

               (ii)   Gilbert Contracts.  ASkyB shall assign all of its right,
                      -----------------
     title and interest in and to all maintenance and equipment contracts entered into with respect to the Gilbert Property, including all warranties set forth therein (collectively the "Gilbert Contracts"), as set forth in
     Section 2(b)(ii) of the Transferor Disclosure Schedule including, among others, the equipment contract with Sony Electronics, Inc. (the "Sony Contract"), except that the Transferred Assets shall not include, and the Transferors shall not assign to Seller, any of the Gilbert Contracts that Seller designates as "Excluded Contracts" in accordance with Section 5(c)(iii) hereof.

               (iii)  MCI FCC License.  MCI shall assign, transfer and convey to
                      ---------------
     Seller or Newco all of its right, title and interest to (A) the MCI FCC License and (B) the application for minor modification and clarification of license conditions for the MCI FCC License filed by MCI on May 5, 1997, and to any application for modification of the MCI FCC License that may be required to be filed hereafter until Closing.

               (iv)   Earth Station Authorizations.  ASkyB shall assign,
                      ----------------------------
     transfer and convey to Seller or Newco all of its right, title and interest in and to its FCC earth station authorizations in respect of the Gilbert Property (the "Earth Station Authorizations") under Call Signs E980174, E980178, E980180, E970394, E970395 and E970396.

               (v)    Satellite Contracts and Satellite Work in Process.  Each
                      -------------------------------------------------
     of the Transferors shall assign all of its respective right, title and interest in and to the agreements and insurance policies or arrangements set forth in Section 2(b)(v) of the Transferor Disclosure Schedule annexed hereto, including but not limited to the satellites and launches work in process pursuant thereto, and all deliverables pursuant to those agreements, and including all rights to enforce such contracts (collectively, the "Satellite Contracts" and, together with the Gilbert Contracts, but excluding any Excluded Contracts, the "Assigned Contracts"), in accordance with the terms of the Satellite Contracts.

               (vi)  Intellectual Property.  The Transferors shall assign,
                     ---------------------
     transfer and convey all of their respective right, title and interest in and to any Intellectual Property acquired from the U.S. government or other parties to the Satellite Contracts in connection with the MCI FCC License, the Earth Station Authorizations or the Assigned Contracts.

     It is specifically acknowledged and agreed by the Seller that the Transferors are not assigning, transferring and conveying to Seller any assets pursuant to this Agreement other than the Transferred Assets.

          (c)  Assumption of Liabilities. Except as provided in Sections
               -------------------------
5(f)(vii) and 5(g) hereof, effective as of the Closing, and upon the terms and subject to the conditions of this Agreement, Seller agrees to assume all liabilities and obligations of the Transferors and their Affiliates arising under the Assigned Contracts and the other Transferred Assets, including all obligations of the Transferors under the MCI FCC License and the Earth Station Authorizations, including, without limitation, obligations with respect to completion of satellite construction, system deployment and provision of telemetry, tracking and control services.

          (d)  The Closing.  The closing of the transactions contemplated by
               -----------
this Agreement (the "Closing") shall take place at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York, commencing at 9:00 a.m. local time on the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Transferors and Seller may mutually determine (the "Closing Date").

          (e)  Deliveries at Closing.  At the Closing, (i) Seller shall
               ---------------------
deliver to the Transferors the various certificates, instruments, agreements and documents referred to in Section 6(a) below, (ii) the Transferors shall deliver to Seller the various certificates, instruments, agreements and documents referred to in Section 6(b) below and (iii) Seller shall deliver to the Transferors duly executed and authenticated stock certificates, representing all of the Shares to be purchased by the MCI Buyer and the ASkyB Buyer pursuant hereto. The certificates representing the Shares shall initially bear the legend set forth in Section 9(n) hereto.

     3.  Representations and Warranties of Seller.   Seller represents and
         ----------------------------------------
warrants to the Transferors as follows:

          (a)  Representations and Warranties True, Correct and Complete.
               ---------------------------------------------------------
Seller represents and warrants to each of the Transferors that the statements contained in this Section 3 that are qualified by reference to materiality or a material adverse effect are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date, and that all of the other statements made in this Section 3 that are not so qualified are true, correct and complete in all material respects as of the date of this Agreement and will be true, correct and complete in all material respects as of the Closing Date, except, in each case, (i) for such representations and warranties that are expressly made as of the date of this Agreement, in which case such representations and warranties need only to be true, correct and complete on and as of the date of this Agreement, (ii) for such representations and warranties that are expressly made as of an earlier date, in which case such representations and warranties need only to be true, correct and complete on and as of such earlier date and (iii) as disclosed in a document referring specifically to the representations and warranties in this
Section 3 which has been delivered by Seller to each of the Transferors on or prior to the date hereof (the "Seller Disclosure Schedule"). Nothing in the Seller Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Seller Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty itself solely addresses the existence of the document or other item). The Seller Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section.

          (b)  Organization of Seller and the Significant Subsidiaries.
               ------------------------------------------ ------------

               (i) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and each of the Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

               (ii) As of the date hereof, Seller and each of the Significant Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the property owned or leased by it, or the nature of its activities, makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (c)  Power and Authority of Seller.
               -----------------------------

               (i) Seller has all requisite corporate power and authority to own, lease and operate its properties as now conducted and to execute and deliver this Agreement and each Collateral Agreement to which it is a party, including any additional documents contemplated by this Agreement, and to perform its obligations hereunder and thereunder.

               (ii) As of the date hereof, Seller has all governmental licenses, authorizations, consents and approvals required to own, lease and operate its properties as now conducted, except where the failure to have such governmental licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (d)  Power and Authority of Significant Subsidiaries.
               ---------------------------------- ------------

               (i) As of the date hereof, each Significant Subsidiary has all requisite corporate power and authority and all governmental licenses, authorizations, consents and approvals required to own, lease and operate its properties as now conducted, except where the failure to have such governmental licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Seller Material Adverse Effect.

               (ii) Each Significant Subsidiary which is, or will be, a party to this Agreement or a Collateral Agreement has, or will have, as of the date of execution of this Agreement or such Collateral Agreement, all requisite corporate power and authority to execute and deliver such Collateral Agreement and to perform its obligation thereunder.

          (e)  Corporate Authorization.  The execution, delivery and
               -----------------------
performance by Seller of this Agreement and the execution, delivery and performance by Seller and each Significant Subsidiary of each of the Collateral Agreements to which Seller or such Significant Subsidiary is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Seller and such Significant Subsidiary, as the case may be, other than shareholder approval pursuant to the rules and regulations of Nasdaq, which shall be obtained on or prior to the Closing Date. This Agreement and each of the Collateral Agreements to which Seller or a Significant Subsidiary is a party, including any additional documents contemplated by this Agreement, constitutes (or when executed, will constitute) the valid and legally binding obligation of Seller and such Significant Subsidiary, as the case may be, enforceable against each of Seller and such Significant Subsidiary, as the case may be, in accordance with each document's respective terms and conditions, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (f)  Governmental Authorization.  The execution, delivery and
               --------------------------
performance by Seller of this Agreement and each of the Collateral Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not require any consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, except (A) for (i) compliance with any applicable requirements of the Hart-Scott-Rodino Act, and the rules and regulations thereunder; (ii) compliance with any applicable provisions of the Securities Act, and the rules and regulations thereunder, state securities or "blue sky" laws and state takeover laws, and approval of the inclusion of the Shares for trading on Nasdaq; (iii) compliance with any applicable requirements of the Securities Exchange Act and the rules and regulations thereunder; and (iv) compliance with any applicable requirements of the Regulatory Provisions or (B) where the failure to obtain such consents, approvals, authorizations and permits, or to make such filings or notifications, would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby or otherwise prevent Seller from performing its obligations under this Agreement or any of the Collateral Agreements to which it is a party in accordance with the terms and subject to the conditions hereof and thereof, and would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (g)  Noncontravention.  Except as set forth in Section 3(g) of the
               ----------------
Seller Disclosure Schedule and Section 3(f) hereof, the execution, delivery and performance of this Agreement and each of the Collateral Agreements to which Seller or a Significant Subsidiary is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (A) contravene or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller, or any Significant Subsidiary; (B) contravene, conflict with or constitute a violation of any provision of any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court binding upon or applicable to Seller or any Significant Subsidiary or any of their respective properties or assets, which contravention, conflict or violation could reasonably be expected to have a Seller Material Adverse Effect; (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice or give rise to a loss of any benefit under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Seller or any Significant Subsidiary is a party or by which any of them is bound or to which any of their assets is subject or result in the creation or imposition of any Security Interests on any assets of Seller or any Significant Subsidiary, which contravention, violation, conflict, breach, default, acceleration, termination, modification, cancellation, or loss of benefit would have a Seller Material Adverse Effect or adversely affect the ability of Seller or any Significant Subsidiary to consummate the transactions contemplated hereby or by the Collateral Agreements; or (D) assuming approval by Seller's shareholders in accordance with the rules and regulations of Nasdaq, violate or conflict with the rules, regulations or listing requirements of Nasdaq or any other exchange or trading market on which Seller's securities may be listed or traded.

          (h)  Capitalization.
               --------------

               (i) As of the date hereof, the authorized capital stock of Seller consists of (x) 400,000,000 shares of Common Stock, par value $.01 per share, of which 200,000,000 shares are designated Class A Common Stock, 100,000,000 shares are designated Class B Common Stock, and 100,000,000 shares are designated Class C Common Stock (the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are referred to collectively herein as the "Common Stock"), and (y) 20,000,000 shares of Preferred Stock. As of the date hereof, 15,268,708 shares of Class A Common Stock, 29,804,401 shares of Class B Common Stock, no shares of Class C Common Stock, 1,616,681 shares of Preferred Stock, which has been designated 8% Series A Cumulative Preferred Stock, 225,301 shares of Preferred Stock, which has been designated 121/8% Series B Senior Redeemable Exchangeable Preferred Stock, par value $.01 per share, and 2,300,000 shares of Preferred Stock, which has been designated 6 3/4% Series C Cumulative Convertible Preferred Stock, are issued and outstanding and no shares of any class or series are held in treasury.

               (ii) All of the issued and outstanding shares of capital stock of Seller have been, and on the Closing Date will be, duly authorized, validly issued, fully paid and nonassessable.

               (iii) As of the Closing Date, the Shares will have been duly authorized and, when issued to the ASkyB Buyer and the MCI Buyer, upon payment of the consideration therefor, will be validly issued, fully paid and non-assessable, and the issuance will not be subject to (x) any Liens (other than those relating to the activities of the Transferors) or (y) any preemptive or similar rights of any security holder of Seller.

               (iv) As of the date hereof, except as set forth in Section 3(h) of the Seller Disclosure Schedule, (A) all of the issued shares of capital stock of each Significant Subsidiary of Seller are owned, directly or indirectly, by Seller; (B) there are no outstanding or authorized convertible or exchangeable securities of Seller or any Significant Subsidiary, options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or agreements or commitments pursuant to which any Person has any rights to acquire from Seller or any Significant Subsidiary, and neither Seller nor any Significant Subsidiary has any obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities of Seller or any Significant Subsidiary; (C) there are no outstanding or authorized stock appreciation, phantom stock or similar rights of Seller or any Significant Subsidiary; and (D) there are no voting trusts, proxies or any other agreements or understandings to which Seller or any Significant Subsidiary is a party or of which it has Knowledge with respect to the voting of the capital stock or voting securities of Seller or any Significant Subsidiary.

          (i)  SEC Filings.
               -----------

               (i) Seller has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1995, and Seller has heretofore made available to the Transferors, in the form filed with the SEC (including any exhibits thereto), (A) the Annual Reports on Form 10-K of Seller for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "1997 Annual Report"), respectively, and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (the "September Quarterly Report"), respectively; (B) all proxy and information statements relating to meetings of stockholders of Seller (whether annual or special) held since January 1, 1995; and (C) all other reports and registration statements (including all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Seller with the SEC since January 1, 1995 (including all amendments to each of the foregoing, the forms, reports and other documents referred to in clauses (A) through
     (C) being referred to herein, collectively, as the "Seller Disclosure Documents"). The Seller Disclosure Documents and other forms, reports or other documents filed by Seller with the SEC after the date of this Agreement but prior to the Closing Date (x) were prepared, or will be prepared, in accordance with the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations thereunder, and (y) did not at the time they were filed, or will not at the time they are filed, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary iN order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (ii) Each of the consolidated financial statements (including any notes thereto) contained in the Annual Reports on Form 10-K of Seller for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, and Quarterly Reports on Form 10-Q of Seller for the quarterly periods through and including September 30, 1998, was prepared in accordance with generally accepted accounting principles and all applicable rules of the SEC and fairly presents in all material respects the consolidated financial position, results of operations and cash flows of each of Seller and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, subject, in the case of unaudited statements, to normal year-end adjustments.

               (iii) Except as set forth in the 1997 Annual Report and the September Quarterly Report, or as otherwise set forth in Section 3(i) of the Seller Disclosure Schedule, neither Seller nor its consolidated Subsidiaries had, as of the respective dates thereof, any Liability that
     (i) would be required under generally accepted accounting principles to be reflected in such consolidated balance (including the notes thereto) or
     (ii) would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

          (j)  Absence of Certain Changes.  As of the date hereof, since
               --------------------------
September 30, 1998, and except as (i) set forth in the 1997 Annual Report or in the September Quarterly Report or (ii) disclosed in Section 3(j) of the Seller Disclosure Schedule, or as otherwise contemplated by this Agreement or the Collateral Agreements, there has not been any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have a Seller Material Adverse Effect.

          (k)  Brokers' Fees'.  Neither Seller nor any Subsidiary of Seller
               --------------
has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any of the Transferors would be liable.


     4.  Representations and Warranties of the Transferors.  Each of ASkyB,
         -------------------------------------------------
News Corporation and MCI, jointly and severally, represents and warrants to Seller as follows:

          (a)  Representations and Warranties True, Correct and Complete.
               ---------------------------------------------------------
Each of ASkyB, News Corporation and MCI represents and warrants to Seller that the statements contained in this Section 4 that are qualified by reference to materiality or a material adverse effect are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date and all other statements in this Section 4 that are not so qualified are true, correct and complete in all material respects as of the date of this Agreement and will be true, correct and complete in all material respects as of the Closing Date except, in each case, (i) for such representations and warranties that are expressly made as of the date of this Agreement, in which case such representations and warranties need only to be true, correct and complete on and as of the date of this Agreement, (ii) for such representations and warranties that are expressly made as of an earlier date, in which case such representations and warranties need only to be true, correct and complete on and as of such earlier date and (iii) as disclosed in a document referring specifically to the representations and warranties in this Section 4 which has been delivered by the Transferors to Seller on or prior to the date hereof (the "Transferor Disclosure Schedule"). Nothing in the Transferor Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Transferor Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty itself solely addresses the existence of the document or other item). The Transferor Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section.

          (b)  Organization of the Transferors.  ASkyB is a limited liability
               -------------------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware. News Corporation is a corporation duly organized under the laws of South Australia, Australia. MCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (c)  Power and Authority of the Transferors.
               --------------------------------------

               (i) Each of the Transferors has all requisite corporate or limited liability company power and authority to own, lease and operate the Transferred Assets as now conducted and to execute and deliver this Agreement and each Collateral Agreement to which it is a party, including any additional documents contemplated by this Agreement, and to perform its obligations hereunder and thereunder.

               (ii) Each of the Transferors has all governmental licenses, authorizations, consents and approvals required to own, lease and operate the Transferred Assets being transferred by it, except where the failure to have such governmental licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Transferred Asset Material Adverse Effect.

          (d)  Corporate Authorization.  The execution, delivery and
               -----------------------
performance by each of the Transferors of this Agreement and each of the Collateral Agreements to which such Transferor is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of each Transferor. This Agreement and each of the Collateral Agreements to which each Transferor is a party, including any additional documents contemplated by this Agreement, constitutes (or when executed, will constitute) the valid and legally binding obligation of each Transferor, enforceable against each Transferor, in accordance with each document's respective terms and conditions, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (e)  Governmental Authorization.  The execution, delivery and
               --------------------------
performance by each Transferor of this Agreement and each of the Collateral Agreements to which each Transferor is a party, and the consummation of the transactions contemplated hereby and thereby, do not require any consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, except (A) for (i) compliance with any applicable requirements of the Hart-Scott-Rodino Act, and the rules and regulations thereunder; (ii) compliance with any applicable provisions of the Securities Act and the rules and regulations thereunder, state securities or "blue sky" laws and state takeover laws; (iii) compliance with any applicable requirements of the Securities Exchange Act, and the rules and regulations thereunder; and (iv) compliance with any applicable requirements of the Regulatory Provisions, and
(B) where the failure to obtain such consents, approvals, authorizations and permits, or to make such filings or notifications, would not prevent or delay in any material respect the consummation of the transactions contemplated hereby or thereby or otherwise prevent the Transferors from performing their respective obligations under this Agreement or any of the Collateral Agreements to which such Transferor is a party in accordance with the terms and subject to the conditions hereof and thereof, and would not, individually or in the aggregate, have a Transferred Asset Material Adverse Effect.

          (f)  Noncontravention.  Except as set forth in Section 4(f) of the
               ----------------
Transferor Disclosure Schedule and Section 4(e) hereof, the execution, delivery and performance of this Agreement and each of the Collateral Agreements to which each of the Transferors is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (A) contravene or conflict with the certificate of incorporation, by-laws or other organizational or charter documents of each of the Transferors; (B) contravene or conflict with or constitute a violation of any provision of any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court binding upon or applicable to any of the Transferors, or any of their respective properties or assets; or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, require any notice or give rise to a loss of any benefit under, any of the Transferred Assets or any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which any of the Transferors is a party or by which any of them is bound or to which any of the Transferred Assets, is subject or result in the creation or imposition of any Security Interests on any of the Transferred Assets, which contravention, violation, conflict, breach, default, acceleration, termination, modification, cancellation, or loss of benefit would have a Transferred Asset Material Adverse Effect or adversely affect the ability of any Transferor to consummate the transactions contemplated hereby or by the Collateral Agreements.

          (g)  Gilbert Property.
               ----------------

               (i) ASkyB owns good and marketable title to the Gilbert Property, free and clear of all Liens or other matters affecting Seller's or its Subsidiaries' title to or possession of the Gilbert Property, except for Liens (a) for taxes and other governmental charges, assessments or fees which are not yet due and payable or (b) set forth on Section 4(g)(i) of the Transferor Disclosure Schedule.

               (ii) There are no outstanding options or rights of first refusal to purchase the Gilbert Property, or any portion thereof or interest therein; and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Gilbert Property.

               (iii) ASkyB and News Corporation shall keep and maintain the Gilbert Property substantially in the same condition as it exists on the date hereof and shall preserve the Gilbert Property from deterioration, other than ordinary wear and tear; provided, however, that Seller acknowledges and agrees that the Transferors are under no obligation to continue construction of or make any additional improvements to any of the structures, furniture, fixtures or equipment located at the Gilbert Property, including, without limitation, the improvements described in
     Section 4(g)(iii) of the Transferor Disclosure Schedule, other than pursuant to the Gilbert Contracts.

               (iv)   With respect to the Gilbert Property:

                      (A) as of the date hereof, there are no pending or, to the Knowledge of any of the Transferors, threatened condemnation proceedings relating to the Gilbert Property;

                      (B) there are no parties (other than ASkyB) in possession of the Gilbert Property who are lawfully in possession;

                      (C) the use and condition of and the operations on the Gilbert Property are in compliance with Environmental Laws, except where the failure to comply, individually or in the aggregate, would not have a Transferred Asset Material Adverse Effect;

                      (D) as of the date hereof, (i) there are no judicial or administrative actions, proceedings or investigations pending or, to the Knowledge of any Transferor, currently threatened to revoke any environmental permits required for the current use of and the operations on the Gilbert Property, and (ii) ASkyB has not received any written notice from any governmental entity or written notice from any Person to the effect that there is lacking such permit;

                      (E) as of the date hereof, there are no judicial or administrative actions, proceedings, or investigations pending or, to the Knowledge of any Transferor, currently threatened against ASkyB alleging the violation of, or liability pursuant to, any Environmental Law, except for liabilities or violations which could not reasonably be expected to have, individually or in the aggregate, a Transferred Asset Material Adverse Effect;

                      (F) except as set forth in Section 4(g)(iv)(H) of the Transferor Disclosure Schedule, neither ASkyB nor News Corporation has Knowledge of, nor has filed any notice with respect to the Gilbert Property under any Environmental Law indicating, past or present treatment, storage, transfer, release, manufacture, presence or disposal of or reporting a release or currently threatened release of hazardous material into the environment, except for such releases that could not reasonably be expected to have, individually or in the aggregate, a Transferred Asset Material Adverse Effect;

                      (G) neither ASkyB nor News Corporation is subject to any outstanding order, injunction, judgment, decree, ruling, assessment, or arbitration award or any agreement with any governmental entity or other Person, or to any federal, state, local or foreign investigation respecting
     (i) Environmental Laws or (ii) the release or currently threatened release of any hazardous material, except in either case for such orders, injunctions, judgments, decrees, rulings, assessments, arbitration awards, or agreements which could not reasonably be expected to have, individually or in the aggregate, a Transferred Asset Material Adverse Effect;

                      (H) except as set forth in Section 4(g)(iv)(H) of the Transferor Disclosure Schedule, none of the operations on the Gilbert Property involves or, to ASkyB's Knowledge, previously involved the generation, transportation, treatment, storage, release, use, manufacture or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent, except for as may be permitted by law or as could not reasonably be expected to have, individually or in the aggregate, a Transferred Asset Material Adverse Effect;

                      (I) ASkyB will provide to Seller, as promptly as practicable, all environmental reports the existence of which it is aware concerning the Gilbert Property;

                      (J) as of the date hereof, ASkyB has expended to date in respect of the Gilbert Property not less than $109 million, excluding capitalized interest;

                      (K) as of the date hereof, (1) the buildings and improvements are located within the boundary lines of the Gilbert Property, and do not encroach on any easement which may burden the land, (2) the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and (3) the Gilbert Property is not located within any flood plain, wetland, or subject to any similar type of restriction for which any permits or licenses necessary for the use thereof have not been obtained, except where such encroachment or restriction would not, individually or in the aggregate, have a Transferred Asset Material Effect;

                      (L) as of the date hereof, all facilities located on the Gilbert Property are supplied with utilities and other services necessary for the current use and operation of such facilities; and

                      (M) as of the date hereof, the Gilbert Property abuts on and has direct vehicular access to a public road.

              (v) Section 4(g)(v) of the Transferor Disclosure Schedule sets forth a listing of all insurance policies (other than title insurance) in force associated with the Gilbert Property and the amount of coverage thereunder. Each such insurance policy is in full force and effect, and the rights of the parties thereunder will not be affected in any material respect by the transactions contemplated by this Agreement and the Collateral Agreements. ASkyB shall maintain all such insurance policies or similar coverages until the Closing Date, and shall obtain an endorsement to all such policies requiring the insurer to notify Seller prior to any cancellation or termination thereof or amendment thereto.

          (h)  Assigned Contracts.
               ------------------

               (i) The Transferors have delivered to Seller a correct and complete copy of each Assigned Contract, as amended to date, listed in Sections 2(b)(ii) and (v) of the Transferor Disclosure Schedule.

               (ii) Except as set forth in Section 4(h) of the Transferor Disclosure Schedule, each of the Transferors has complied with and performed in all material respects all of its obligations required to be performed under each of the Assigned Contracts to which it is a party.


               (iii) Except as set forth in Section 4(h) of the Transferor Disclosure Schedule, with respect to each Assigned Contract so listed: (A) the arrangement or agreement is legal, valid and binding obligation of the applicable Transferor and, to the Knowledge of such Transferor, each of the other parties thereto, enforceable against such parties in accordance with the terms thereof, and is in full force and effect; (B) the arrangement or agreement will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms immediately following the Closing;
     (C) none of the Transferors is in breach or default under any Assigned Contract to which it is a party, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default by any of the Transferors, or permit termination, modification, or acceleration, under the arrangement or agreement; (D) to the Knowledge of the Transferors, no third party is in breach or default under any Assigned Contract, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default by such party thereunder or permit termination, modification, or acceleration, under the arrangement or agreement; (E) none of the Transferors has received written notice canceling, terminating or repudiating or exercising any option to cancel, terminate or repudiate under any of the Assigned Contracts to which it is a party and none of the Transferors has any Knowledge that any party has failed to comply with or perform all of its obligations required to be performed under any of the Assigned Contracts; (F) none of the Transferors has any Knowledge that the validity of any of the Assigned Contracts to which it is a party is being contested by a third party; (G) neither Sky I nor Sky II (as hereinafter defined) have been delivered into storage; and
     (H) as of the date hereof, the Transferors know of no reason why the launch vehicle will not be available by the August 31, 1999 date with respect to Sky I or the fourth quarter of 1999 date with respect to Sky II, specified in Sections 5(f)(ii) and 5(f)(iii), respectively, other than as set forth in the letter dated September 18, 1998 from James Dongog of International Launch Services to an employee of Loral.

               (iv) Subject to the receipt of necessary consents, the execution and delivery by the Transferors of this Agreement and the Collateral Agreements to which a Transferor is a party and the consummation of the transactions contemplated hereby and thereby have not resulted and will not result in a breach or default under, or permit any party to modify any obligation under, or cause or permit any termination, cancellation or loss of benefits under, any of the Assigned Contracts.

          (i)  Intellectual Property.  Each of the Transferors owns or has
               ---------------------
the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property currently necessary for the construction, use or operation of the Transferred Assets. The Transferors have no Knowledge of any condition or event that would prevent Seller from obtaining in a timely manner all Intellectual Property necessary to complete the construction and launch of Sky I and Sky II at no cost to Seller, or to use or operate any of the Transferred Assets.

          (j)  Litigation. Sections 4(j), 4(l)(i) and 4(l)(ii) of the
               ----------
Transferor Disclosure Schedule sets forth each instance in which any Transferor
(i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of such Transferor and the directors and officers (and employees with responsibility for litigation matters) of such Transferor or any Subsidiary of such Transferor, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, other than any judgment, order, decree, stipulation, injunction, charge, complaint, action, suit, proceeding, hearing or investigation that, individually or in the aggregate, would not reasonably be expected to have a Transferred Asset Material Adverse Effect.

          (k)  Legal Compliance.  Except as set forth in Sections 4(k), 4(l)(i)
               ----------------
and 4(l)(ii) of the Transferor Disclosure Schedule, as of the date hereof, and, with respect to the Satellite Contracts and the MCI FCC License, as of the Closing Date as well, each of the Transferors has complied in all material respects, and the Transferred Assets, including the operations thereof, are in compliance in all material respects, with all laws (including, without limitation, all Environmental Laws), including rules and regulations thereunder, of federal, state, local and foreign governments (and all agencies thereof), except for failures which would not, individually or in the aggregate, reasonably be expected to have a Transferred Asset Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated by this Agreement and the Collateral Agreements, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any Transferor alleging any failure to comply with any such law or regulation which, individually or in the aggregate, could reasonably be expected to have a Transferred Asset Material Adverse Effect.

          (l)  FCC Matters
               -----------

               (i) Except as set forth in Section 4(l)(i) of the Transferor Disclosure Schedule, the MCI FCC License is valid; MCI controls and has always controlled the MCI FCC License and the system authorized thereunder; MCI has timely and completely performed all obligations required to date under the MCI FCC License; MCI has timely submitted all filings and reports required thereunder; MCI has taken all actions required of MCI to date to achieve international coordination of the authorized system, including, without limitation, all actions required to date to achieve (a) all necessary modifications to the International Telecommunication Union's Region 2 Broadcasting-Satellite Service Plan and associated feeder link plan set forth at Appendices 30 and 30A to the International Radio Regulations and (b) coordination of the system's Telemetry, Tracking and Control functions; and has proceeded with the construction of the DBS system with "diligence" (as such term is used in the Regulatory Provisions); and such DBS system has been designed and is being constructed to comply with, and when so constructed will be in compliance with, all obligations required to date under the MCI FCC License and the applicable Regulatory Provisions, including without limitation the geographic service requirements currently imposed on DBS permittees.

               (ii) Except as set forth in Section 4(l)(ii) of the Transferor Disclosure Schedule, ASkyB's Earth Station Authorizations are valid and in full force and effect, ASkyB has performed to date all obligations required to be performed thereunder, and the Gilbert Property includes Earth Station Facilities that are fully capable of operating in accordance thereto.

               (iii) MCI has delivered to Seller a true, correct and complete copy of the MCI FCC License. The MCI FCC License is in full force and effect and is unimpaired by any materially adverse condition. MCI has delivered to Seller true, correct and complete copies of all material correspondence from the FCC to MCI relating to the MCI FCC License and all material correspondence, submissions and/or other filings from MCI to the FCC relating thereto sent to or received by MCI subsequent to the auction of 28 frequency channels at the 110 (degrees) West Longitude orbital location. Except as set forth in Section 4(l)(i) of the Transferor Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of the MCI FCC License, and no application, complaint, action or proceeding is pending or, to the Knowledge of MCI, threatened, that may result in the revocation, modification, non-renewal or suspension of the license or the imposition of any administrative or judicial sanction with respect to MCI. MCI has no Knowledge of any failure of MCI to comply (whether or not known by or disclosed to the FCC or any other Person) in all material respects with all Regulatory Provisions applicable to the U.S. Satellite Business, and with the terms and conditions of the MCI FCC License, including, but not limited to, any due diligence obligations or reporting requirements associated with the MCI FCC License.

               (iv) Except for the Earth Station Authorizations, neither ASkyB nor News Corporation holds or controls any license in connection with the U.S. Satellite Business contemplated to be operated by MCI, News Corporation and ASkyB.

               (v) Section 4(l)(v) of the Transferor Disclosure Schedule sets forth a listing of all insurance policies in force associated with any satellite or other facility related to the Transferred Assets. Each such insurance policy is in full force and effect, and the rights of the parties thereunder will not be affected in any material respect by the transactions contemplated by this Agreement or any Collateral Agreement.

               (vi) Except as contemplated by Section 5(b) hereof, no consent, approval, authorization, order or waiver of, or filing with, the FCC is required under the applicable Regulatory Provisions to be obtained or made by MCI in connection with the transactions contemplated by this Agreement, except such as may already have been obtained and made.

          (m)  Transferred Assets.
               ------------------

               (i) No Person other than the Transferors and their respective Affiliates has any right, title or interest in, or with respect to, the MCI FCC License, and the rights being transferred by MCI hereunder with regard to the MCI FCC License, constitute all of the rights, including contractual rights, held by the Transferors and their respective Affiliates with regard to the MCI FCC License. Any rights of News Corporation or ASkyB or any of their Affiliates relating to the MCI FCC License are either included in the Transferred Assets or will be terminated prior to the Closing.

               (ii) No Person, other than ASkyB, has any right, title or interest in, or with respect to, the Earth Station Authorizations, and the rights being transferred by ASkyB hereunder with regard to the Earth Station Authorizations constitute all of the rights, including contractual rights, held by ASkyB with regard to the Earth Station Authorizations. The Satellite Contracts include all of the contracts, agreements, understandings, rights, insurance policies and arrangements necessary for the construction, launch or insurance of Sky I and Sky II. The Gilbert Contracts include all of the maintenance and equipment contracts, agreements, understandings, rights, warranties and arrangements of ASkyB with respect to the Gilbert Property.

          (n)  Broker's Fees'.  The Transferors do not have any Liability or
               --------------
obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller would be liable.

          (o)  Resale. Each of the ASkyB Buyer and the MCI Buyer is acquiring
               ------
the Shares under this Agreement for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Each of the ASkyB Buyer and the MCI Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Shares and is able to bear the economic risk of such investment. Each of the ASkyB Buyer and the MCI Buyer acknowledges and agrees that none of the Shares have been registered under the Securities Act and such Shares may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with the terms of this Agreement and Seller's transfer agent is authorized to place stop transfer instructions on the Seller's stock transfer records and may refuse to transfer any Shares not transferred in compliance therewith or in compliance with the restrictions on transfer set forth in Section 9(m).

     5.  Further Agreements of the Parties.
         ---------------------------------

          (a)  General.  Each of the Parties will cooperate to its fullest
               -------
extent and use its respective best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 6 below) as soon as practicable following the date of this Agreement.

          (b)  Notices and Consents.  Seller shall give all required notices
               --------------------
to its stockholders and to third parties, and shall use its best efforts to obtain all required consents, including, without limitation, all Requisite Corporate Approvals and all required consents of Seller's bondholders, all consents required by Nasdaq or any other exchange where Seller's securities may be listed or trading and any other material third-party consents that may be required or that the Transferors reasonably may request, in connection with the transactions contemplated by this Agreement. Each of the Transferors shall give all required notices to third parties, and shall use its best efforts to obtain all required consents, including, without limitation, all consents required by counterparties to the Satellite Contracts, regulatory authorities and any other material third-party consents that may be required or that Seller reasonably may request, in connection with the transactions contemplated by this Agreement. Within five (5) calendar days following the date of this Agreement, each of the Parties shall file any Notification and Report Forms and related materials that it may be required to file with the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") under the Hart-Scott-Rodino Act, and shall make any further filings pursuant thereto that may be necessary, proper or advisable. Within five (5) calendar days following the date of this Agreement, each of the Parties shall make all notifications and file all applications and related materials that it may be required to file with the FCC or any other federal, state or foreign government or governmental agency having authority with respect to licenses, permits or authorizations for the use of orbital slots or the provision of communications services or other communications licenses, permits or authorizations in connection with the transactions contemplated hereby, and shall use its best efforts to obtain at the earliest practicable date all necessary consents, authorizations and approvals, including FCC Approval for assignment of the MCI FCC License. As promptly as is practicable after the date of this Agreement, each of the Parties shall take any additional action, including, without limitation, the implementation of an Acceptable Alternative Arrangement, and any additional filings, submissions or applications required by the FCC, the FTC and the Antitrust Division, that may be necessary, proper or advisable to effect to the fullest extent feasible the consummation of the transactions contemplated by this Agreement and the Collateral Agreements in connection with any other notices to, filings with, and authorizations, consents and approvals of, governments, governmental agencies and third parties that it may be required to give, make or obtain and shall refrain from taking any action the purpose or effect of which could reasonably be expected to make less likely that such authorizations, consents and approvals will not be given, made or obtained on the terms provided for in this Agreement. Without limiting the generality of the foregoing, each party shall: (i) use all reasonable efforts to cooperate in all respects with each other in connection with any filing, submission, adversarial proceeding or the timing thereof; (ii) in connection with any investigation or other inquiry, including any proceeding initiated by a private party, keep the other parties informed on a timely basis of any material communication received by such party from, or given by such party to, the FTC, the Antitrust Division, the FCC or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, and permit any other party to preview any material communication given by or to it; and (iii) consult with each other, in advance of any meeting or conference with such governmental authorities or, in connection with any proceeding by a private party. The Parties will use their best efforts to obtain such approvals as promptly as possible and, in this regard, provide all information reasonably requested, assist and cooperate with one another to make the necessary filings and take such steps as may be necessary to secure the non-objection of the relevant antitrust and regulatory authorities, including FCC Approval for assignment of the MCI FCC License.

          (c)  Operation of Business.
               ---------------------

               (i) During the period between the date hereof and the Closing Date, (A) each of the Transferors shall use commercially reasonable efforts in the Ordinary Course of Business, (1) to preserve the value and utility of the Transferred Assets, (2) to preserve the goodwill of its suppliers and others having business relations with such Transferor with respect to any Transferred Assets and (3) to perform and observe all the terms, covenants and conditions required to be performed and observed by it under the Satellite Contracts and all FCC and other governmental permits, licenses and other authorizations with respect to the Transferred Assets, in each case, except to the extent that a failure to do so would not result in a Transferred Asset Material Adverse Effect; provided, however, that timely requests for extension of operation or certification deadlines applicable to Earth Station Authorizations shall be deemed to be a commercially reasonable effort required by this paragraph; (B) except as contemplated by this Agreement, the Transferors shall not agree to materially modify the deliverables pursuant to, or waive any material performance under, any of the Assigned Contracts without the consent of Seller, which consent shall not be unreasonably withheld; (C) except for the issuance of shares of Common Stock pursuant to the exercise of outstanding rights, warrants, options, convertible securities or exchangeable securities (including any of the foregoing that are assumed in connection with the acquisition of any Person), Seller shall not issue any shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock; (D) Seller shall not issue or fix a record date for the issuance to holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock (excluding any of the foregoing that are assumed or issued in connection with the acquisition of any Person); and (E) MCI shall take all actions reasonably necessary to keep the MCI FCC License in full force and effect until the Closing.

               (ii) If it comes to the attention of any of the Transferors that any events or circumstances regarding the Transferred Assets require the taking of any action to preserve the value and utility of the Transferred Assets, such Transferor will (A) promptly notify Seller of such events or circumstances and of any potential responses to such events and circumstances of which such Transferor is aware and (B) take such actions as shall be requested by Seller and reasonably required to preserve such value and utility.

               (iii) At any time after the date hereof, until the date that is 30 days prior to the Closing Date, Seller may notify the Transferors in writing that it does not require the assignment of one or more of the Gilbert Contracts. In such case, the Transferors shall be permitted to terminate any such contract, and it shall be designated an "Excluded Contract" for purposes of this Agreement and shall no longer be included in the Transferred Assets.

          (d)   Assignment of the MCI FCC License. In accordance with Section
                ---------------------------------
5(b), upon execution of this Agreement, ASkyB, News Corporation, MCI and Seller shall seek FCC Approval of the assignment of the MCI FCC License to Seller or Newco. Each of the Transferors and Seller shall take all reasonable steps necessary, and shall supply to the other parties and/or to the FCC all information reasonably necessary, to obtain such FCC Approval, and shall take all reasonable steps necessary, including the implementation of an Acceptable Alternative Arrangement, to effect to the fullest extent feasible the consummation of the transactions contemplated in this Agreement and the Collateral Agreements , and shall cooperate with respect to any required submission to the FCC and/or the International Telecommunication Union, including any submission required to allow use of the 110 (degrees) and 119 (degrees) West Longitude orbital locations in conjunction with a single consumer satellite receive antenna; provided, however, that nothing contained in this Agreement shall create any obligation on the part of Seller to accept (as a condition to receipt of such FCC Approval or otherwise): (i) any restriction (other than a restriction imposed in respect of the identity of the owners of Seller's outstanding voting securities) on the right of Seller to operate pursuant to the MCI FCC License or the DBS authorizations held by Subsidiaries of Seller with respect to frequency channels at 61.5 (degrees) West Longitude, 119 (degrees) West Longitude and 148 (degrees) West Longitude orbital locations, including, without limitation, the right to use all assigned frequency channels authorized thereunder to provide high-powered DBS services, other than any such restrictions generally imposed on operators of high-powered DBS services, by applicable Regulatory Provisions and restrictions of the types generally and customarily imposed by the FCC on operators of high-powered DBS services and such other restrictions, which, individually or in the aggregate, do not have a Transferred Asset Material Adverse Effect or a Seller Material Adverse Effect;
(ii) any change in the management or ownership (other than as contemplated hereunder) of Seller, or in any voting or other rights of any shareholder of Seller other than the Transferors; or (iii) a requirement that Seller dispose of all or any part of the 21 frequency channels at 119 (degrees) West Longitude, the 11 frequency channels at 61.5 (degrees) West Longitude or the 24 frequency channels at 148 (degrees) West Longitude owned by Subsidiaries of Seller, other than any such restrictions generally imposed on operators of high-powered DBS services, by applicable regulatory provisions and restrictions of the types generally and customarily imposed by the FCC on operators of high-powered DBS services and such other restrictions, which, individually or in the aggregate, do not have a Seller Material Adverse Effect (each of the conditions contained in the foregoing Sections 5(d)(i), (ii) and (iii), which Seller is under no obligation to accept, are referred to herein as a "Material Condition"). If the parties implement an Acceptable Alternative Arrangement in lieu of assigning the MCI FCC License to Seller as provided herein, Seller shall have the continuing right and option, exercisable in its sole discretion, and for no additional consideration to the Transferors beyond that contemplated by this Agreement, to require the

Transferors to immediately assign the MCI FCC License to Seller, upon receipt of FCC Approval, in which case the Acceptable Alternative Arrangement shall be canceled concurrently with the effectiveness of such assignment. MCI shall continue to perform all of its material obligations under the MCI FCC License until the earlier of the Closing Date or the date of termination of this Agreement, and shall continue to remain in "diligence" (as the term is used in the FCC's rules and as defined in the Regulatory Provisions), and to hold a valid authorization for its DBS System, until the earlier of the Closing Date or the date of termination of this Agreement. If the Closing Date shall not have occurred by December 20, 2000, MCI shall confirm to Seller completion of construction of the first satellite on its proposed DBS system by December 20, 2000.

          (e)   Earth Station Authorizations.  Subject to Section 4(l)(ii) of
                ----------------------------
the Transferor Disclosure Schedule, until the earlier of the Closing Date or termination date of this Agreement, ASkyB shall continue to perform all of its obligations under its Earth Station Authorizations and to hold valid authorizations (including through seeking the extension of deadlines for construction and certification contained in the existing authorizations).

          (f)  Satellites.
               ----------

               (i) From the date of this Agreement until the Closing Date, the Transferors agree to continue to perform their respective obligations under the Satellite Contracts.

               (ii) The Transferors hereby confirm that, pursuant to the Contract dated February 26, 1996 between MCI and Space Systems Loral, Inc. ("Loral"), as amended by Amendment No. 1 dated March 26, 1996, and Amendment No. 2 dated as of November 25, 1998 (as amended, the "Loral Contract"), the acceptance on-orbit of Satellite No. 1 (as defined in the Loral Contract) ("Sky I") is scheduled to occur no later than August 31, 1999 (subject to launch vehicle availability, as set forth in Amendment No. 2 to said Contract). The Transferors agree to attempt to integrate satellite construction and launch preparation as expeditiously as possible so as to provide for the potential to move up the launch dates for each of Sky I and Sky II in the event that earlier launch dates become available. Notwithstanding anything to the contrary in this Section 5(f)(ii), the Transferors shall have no obligation to approve the launch of Sky I for a date prior to the Closing Date; provided, however, that the Transferors shall use their best efforts to ensure that the launch shall occur at the earliest practicable date following the Closing in accordance with the terms and provisions of the Loral Contract, including, to the extent permitted under the Loral Contract, delaying the launch date for the shortest incremental periods of time possible which are consistent with the then reasonably anticipated Closing Date.


               (iii) Transferors hereby agree to direct Loral to resume work immediately after the date hereof on Satellite No. 2 (as defined in the Loral Contract) ("Sky II") by exercising Option No. 3 of the Loral Contract (as defined in Amendment No. 2 of the Loral Contract). Transferors hereby confirm that Loral has agreed to use its best efforts to ship and launch Sky II by the fourth quarter of 1999.

               (iv) As soon as reasonably practicable following the Closing Date, the Transferors agree to provide to Seller, at no cost to Seller, the consulting services of Romulo Pontual with respect to the construction and launch of Sky I and Sky II, which services shall be provided on an "as needed" basis, up to the full time and efforts of Mr. Pontual.

               (v) Prior to the Closing Date, the Transferors shall use commercially reasonable efforts consistent with past practice to provide that Loral will continue to perform under the Satellite Contracts in accordance with their terms in order to achieve completion of construction and launch of each of Sky I and Sky II at the earliest practicable date.

               (vi) On or prior to the Closing Date, the Transferors shall provide for policies of insurance covering Sky I and Sky II, which policies shall either name Seller or a wholly owned Subsidiary of Seller designated by Seller as the named insured, or cause such policies to be issued in the name of Seller or such Subsidiary, providing for insurance in the amount of $225 million per satellite and continuing for one year following launch, regardless of the actual date of launch, and which shall otherwise contain such customary terms and conditions as Seller reasonably requests; provided, however, that to the extent the Transferors are able to terminate existing policies and receive a full refund in respect thereof, Seller may request the Transferors to procure, and if requested the Transferors shall procure, from such insurance companies or brokers as Seller directs, insurance ("Seller's Launch Insurance") in the amount of $225 million per satellite, per launch plus one year in orbit, containing such customary industry terms and conditions as Seller shall reasonably request.

               (vii) Subject to Section 8(b) of this Agreement, from and after the Closing Date, the Transferors shall continue to pay, on behalf of Seller, as and when due, all amounts due under the Satellite Contracts, as such obligations to pay arise pursuant to the Satellite Contacts in existence as of the Closing Date, or, in the event of a breach or termination of any Satellite Contract for any reason, as such obligations to pay would reasonably be expected to have arisen pursuant to the Satellite Contracts in existence as of the Closing Date had there been no such breach or termination; provided, however, that if Seller agrees to a modification of any of the Satellite Contracts and as a result is entitled to a reduction in the purchase price therein, the Transferors shall be only obligated to pay the purchase price as so reduced. In the event the Transferors fail to make such payments within the time periods provided in the Satellite Contracts, the Transferors shall either (x) pay, in addition to the amounts due, any penalties that become due under the Satellite Contracts as a result of such failure or (y) in the event that Seller elects to make such payments, promptly pay to Seller an amount equal to such payments, together with interest thereon at a rate of 17.5% per annum from the date of Seller's payment until the date of the Transferors' repayment.

               (viii) In the event the Transferors are unable to procure the necessary consents to assignment of any of the Satellite Contracts, from and after the Closing Date the Transferors shall use their respective best efforts to provide to Seller all of the benefits received or to be received under such Satellite Contracts, and the Transferors shall assign to Seller all of their right, title and interest in and to each of Sky I and Sky II immediately following their receipt of title thereto from Loral pursuant to
     Section 12.1 of the Loral Contract. In addition, from and after the Closing Date, if the Transferors have not assigned all of the Satellite Contracts pursuant to this Agreement, Seller shall have the right to direct all actions to be taken in connection with such unassigned Satellite Contracts.

          (g)  Sony Contract.
               -------------

               (i) From and after the Closing Date, the Transferors shall continue to pay, on behalf of Seller, as and when due, all amounts due under the Sony Contract as such obligations to pay arise pursuant to the Sony Contract in existence as of the Closing Date, or, in the event of a breach or termination of the Sony Contract for any reason, as such obligations to pay would reasonably be expected to have arisen pursuant to the Sony Contract in existence as of the Closing Date hereof had there been no such breach or termination; provided, however, if Seller agrees to a modification of the Sony Contract and as a result is entitled to a reduction in the purchase price therein, the Transferors shall be only obligated to pay the purchase price as so reduced. In the event the Transferors fail to make such payments within the time periods provided in the Sony Contract, the Transferors shall either (x) pay, in addition to the amounts due, any penalties that become due under the Sony Contract as a result of such failure or (y) in the event that Seller elects to make such payments, promptly pay to Seller an amount equal to such payments, together with interest thereon at a rate of 17.5% per annum from the date of Seller's payment until the date of the Transferors' repayment.


               (ii) In the event the Transferors are unable to procure the necessary consents to assignment of the Sony Contract, from and after the Closing Date the Transferors shall use their respective best efforts to provide to Seller all of the benefits received or to be received under the Sony Contract. In addition, from and after the Closing Date, if the Transferors have not assigned the Sony Contract pursuant to this Agreement, Seller shall have the right to direct all actions to be taken in connection with the Sony Contract.

          (h)  Full Access.  From the date of this Agreement through the
               -----------
Closing, each of the Transferors, on the one hand, and Seller, on the other hand, shall afford to the other party and its representatives free and full access at all reasonable times to the properties, personnel, books and records relating to the Transferred Assets or of the Seller, as the case may be (such access not to unreasonably interfere with the business of such party), subject to compliance with all export control restrictions, to the extent applicable, in order that the other party may have full opportunity to make such investigations as it may reasonably desire to make of all matters relating to the transactions contemplated hereunder. Notwithstanding the foregoing, Seller shall not be obligated to disclose any information that is competitively sensitive or strategically sensitive, and if Seller shall determine to withhold any information on such grounds, a reasonable summary of the portions thereof that are not competitively or strategically sensitive shall be provided to the party requesting information pursuant to this Section 5(h). Any information provided pursuant to this Section 5(h) shall be kept confidential by the Transferors and Seller, as applicable, and shall not be revealed to any Person other than the respective officers, directors, employees, agents and representatives of such parties (it being agreed that the Transferors, on the one hand, and Seller, on the other hand, shall be liable for any breach of this Section 5(h) by any of their respective officers, directors, employees, agents and representatives), except to the extent such information (i) is or becomes generally available to the public (other than as a result of a breach of this Section 5(h) by the recipient of such information) or (ii) is required to be disclosed under any applicable law or under subpoena or other legal process. No such investigation shall diminish in any respect any of the representations or warranties of the Parties. The Parties shall be entitled to seek injunctive relief or such other remedy as may be available at law or in equity for any breach by another Party of this Section.

          (i)  Notice of Developments.   Each Party will give prompt written
               ----------------------
notice to the others of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement or any of the Collateral Agreements, including, but not limited to, a breach of a representation, warranty or covenant of this Agreement. No disclosure by any Party pursuant to this Section 5(i) shall, however, be deemed to amend or supplement the Seller Disclosure Schedule or Transferor Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

          (j)  NDS Equipment.  The Parties agree that all equipment previously
               -------------
delivered by any Affiliate of News Corporation to Seller or its Subsidiaries (the "NDS Equipment") at its broadcast operations center at Cheyenne, Wyoming or elsewhere, will be removed by News Corporation or an Affiliate at the expense of News Corporation or such Affiliate. The Parties further agree that any agreements related to the acquisition and delivery of the NDS Equipment are terminated as of the date of this Agreement and shall be of no further force or effect. News Corporation, on the one hand, and the Seller, on the other hand, on behalf of themselves and their respective Affiliates, agree to fully, finally and forever release and discharge Seller or News Corporation, as the case may be, and their respective Affiliates, officers, directors, employees, representatives and agents from and against any and all claims, actions, damages, liabilities, costs or expenses arising out of or relating to the NDS Equipment.

          (k)  Abeyance of EchoStar Litigation.  Seller, News Corporation and
               -------------------------------
ASkyB shall promptly as practicable following the date of this Agreement file the Stipulation annexed as Exhibit H hereto with the United States District Court for the District of Colorado to stay all discovery, deadlines, motions and other proceedings in EchoStar Communications Corporation v. The News
                      -----------------------------------------------
Corporation Limited, pending in the United States District Court for the
-------------------
District of Colorado (the "EchoStar Litigation").

          (l)  Transfer Taxes and Prorations.   Any sales or other transfer
               -----------------------------
taxes resulting from the transfer of the Transferred Assets shall be borne one-half by the Transferors, on the one hand, and one-half by the Seller, on the other hand. Notwithstanding the foregoing, real estate taxes and other customary prorations made in connection with the sale of real property in the state of Arizona shall be made as of the Closing Date in accordance with Arizona custom and usage.

          (m)  Further Assurances.  In case at any time after the Closing any
               ------------------
further action is necessary or desirable to carry out the purposes of this Agreement or the Collateral Agreements or the transactions contemplated hereby or thereby, including, among other things, the orderly transfer and transition of the Transferred Assets from the Transferors to Seller or Newco, as the case may be, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, the costs and expenses of such actions to be borne one-half by the Transferors, on the one hand, and one-half by the Seller, on the other hand, except as otherwise provided in this Agreement or any of the Collateral

Agreements. None of the Parties shall take any action or fail to take any action which would reasonably be expected to frustrate the intent and purposes of this Agreement and the Collateral Agreements or the transactions contemplated hereby or thereby.

          (n)  No Solicitation.  Except for the transactions contemplated by
               ---------------
this Agreement, from and after the date of this Agreement, until the date of an FCC Order or, in the case of a Bureau Order, the later of October 31, 1999 or five days from the date of such Bureau Order, none of the Transferors shall, nor shall they authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant, or other representative retained by, any one of them to, directly or indirectly, solicit, initiate, encourage or entertain (including by way of furnishing information) discussions, inquiries, offers or proposals or participate in any discussions or negotiations for the purpose or with the intention of leading to any proposal or offer from any Person which constitutes or concerns, or may reasonably be expected to lead to, any proposal for a merger or other business combination involving any proposal or offer to acquire any portion of the Transferred Assets. Each of the Transferors shall promptly (and in any event within two business days) notify Seller of any inquiry it receives from any Person with respect to the subject matter of the first sentence of this Section 5(n).

          (o)  Bundling.   Seller and MCI agree that, following the Closing, MCI
               --------
shall have the non-exclusive right to bundle Seller's DBS service with MCI's telephony service offerings on mutually agreeable terms.


          (p)  Casualty; Condemnation.
               ----------------------

               (i) The Transferors, after learning of any fire or other casualty on or to the Gilbert Property, shall promptly notify Seller thereof, and, as soon as reasonably practicable thereafter, the Transferors shall provide Seller with an estimate of the cost of repairs and the amount of insurance proceeds available to undertake such repairs. Within ten (10) days after receipt of such notices and estimates, Seller shall in turn notify the Transferors whether Seller wants the Transferors to commence repair of the resultant damage of the Gilbert Property. If Seller wants the Transferors to so commence, or if Transferors, in the exercise of prudent business judgment, decide to so commence, the Transferors shall proceed to repair the Gilbert Property but shall not be obligated to expend more than any collected insurance proceeds and the amount of any insurance deductible. Should such fire or other casualty create an emergency situation, the Transferors may elect to take such measures to protect, secure and repair the Gilbert Property as the Transferors in their own discretion determine. At the Closing Date, the Transferors shall pay to Seller any proceeds they have received in respect of any such fire or other casualty; provided, however, that if the Transferors have undertaken any repairs in accordance with this Section 5(p)(i), the Transferors shall turn over to Seller the balance of any unused insurance proceeds in the Transferors' possession. At the Closing, the Transferors shall also assign (without warranty or recourse to the Transferors) to Seller all of the Transferors' rights to any payments to be made after the Closing Date under any hazard insurance policy then in effect with respect to the Gilbert Property. If it is necessary to prosecute a claim to maximize the proceeds of insurance recovery, from and after the Closing Date the Transferors shall diligently undertake such prosecution for the benefit of Seller. The Transferors shall not enter into any agreement to undertake repairs with a term that extends beyond the Closing Date without the prior written consent of Seller, which consent shall not be unreasonably withheld. Following the Closing Date, except as set forth above, the Transferors shall have no further liability or responsibility with respect to any such preceding fire or other casualty at the Gilbert Property. Following the Closing Date, Seller shall reimburse the Transferors for the cost of any repairs made by the Transferors prior to the Closing and not reimbursed by the Transferors' hazard insurance company, to the extent Seller receives any insurance proceeds from and after the Closing Date.

               (ii) At the Closing Date, the Transferors shall pay to Seller any proceeds it has received in respect of any taking of any part of the Gilbert Property, and shall assign to Seller without recourse or warranty its right to any future proceeds in respect thereof. Following the Closing Date, the Transferors shall have no further liability or responsibility with respect to any such preceding taking or proceeding regarding the Gilbert Property. If it is necessary to prosecute a claim to maximize the proceeds of taking recovery, from and after the Closing Date the Transferors shall diligently undertake such prosecution for the benefit of Seller.


          (q)  Title Insurance. ASkyB will obtain, not later than thirty (30)
               ---------------
calendar days following the date of this Agreement with respect to the Gilbert Property, a commitment for an extended coverage ALTA Owner's Policy of Title Insurance Form 1992 issued by a Chicago Title Insurance Company or such other title insurer reasonably satisfactory to Seller (and, if requested by Seller, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to Seller), such amount as Seller reasonably may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the name of Seller as of the Closing (subject only to the title exceptions described above in Section 4(g)(i) of the Transferor Disclosure Schedule) and containing in substance such endorsements as ASkyB obtained in Chicago Title Insurance Company Policy No. 106 0000449, a copy of which has been furnished to Seller. The cost of such title policy shall be borne one-half by the Transferors, on the one hand, and one-half by Seller, on the other hand.

          (r)  Surveys. With respect to the Gilbert Property, ASkyB will procure
               -------
in preparation for the Closing a current survey certified to Seller, prepared by a licensed surveyor and conforming to current ATLA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to a public street or road (the "Survey"). The cost of the Survey shall be borne one-half by the Transferors, on the one hand, and one-half by Seller, on the other hand.

     6.  Conditions to Obligation to Close.
         ---------------------------------

          (a)  Conditions to Obligation of the Transferors.  The obligation of
               -------------------------------------------
each of the Transferors to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions on or prior to the Closing, any of which may be waived by News
Corporation:

               (i) The representations and warranties of Seller set forth in Sections 3(b)(i), 3(c)(i), 3(d)(ii), 3(e), 3(g)(A), 3(g)(D) and 3(h)(iii)
     that are qualified by materiality or a material adverse effect shall be true and correct at and as of the Closing Date, and all other representations and warranties of Seller set forth in such sections that are not so qualified shall be true and correct in all material respects at and as of the Closing Date, except, in each case, (i) for such representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall only be true and correct on and as of such earlier date and (ii) as disclosed in the Seller Disclosure Schedule;

               (ii) Seller shall have procured all of the consents and approvals specified in Section 6(a)(ii) of the Seller Disclosure Schedule;

               (iii) There shall be no statute, law, judgment, decree, injunction, rule or order of any federal, state, local or foreign government, governmental authority, governmental department, commission, administrative or regulatory agency, instrumentality, court or arbitrator ("Governmental Entities") outstanding that prohibits, restricts or delays consummation of the transactions contemplated by this Agreement;

               (iv) Seller shall have delivered to the Transferors a certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Transferors, executed by an executive officer of Seller, to the effect that each of the conditions specified above in
     Section 6(a)(i)-(iii) is satisfied in all respects;

               (v) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties shall have received the FCC Approval and other authorizations, consents and approvals of other Governmental Entities set forth in the Seller Disclosure Schedule and the Transferor Disclosure Schedule;

               (vi) The Transferors shall have received from counsel to Seller an opinion addressed to the Transferors and dated as of the Closing Date in form and substance reasonably satisfactory to the Transferors;

               (vii) Seller shall have executed and delivered to the Transferors the Registration Rights Agreement;

               (viii) Seller shall have executed and delivered, and shall have caused Charles W. Ergen to execute and deliver, to the Transferors the Settlement Agreement and Mutual Release;

               (ix) Seller shall have caused to be executed and delivered to the Transferors the Set Top Box Agreement;

               (x) Seller shall have executed and delivered to the Transferors the Retransmission Consent Agreement; and

               (xi) Seller shall have executed and delivered to the Transferors an Assignment and Assumption Agreement with respect to the Assigned Contracts, in a form to be mutually agreed upon by the parties thereto (the "Contract Assignment and Assumption"), and the assumption of the Assigned Contracts and the MCI FCC License shall be effective as of the Closing Date.

     In the event that one or more of the preceding conditions to the Transferor's obligations to close have not been satisfied on or prior to the Closing Date, the Transferors may nonetheless proceed to close (without waiving such condition) and seek a purchase price adjustment from or pursue a cause of action for damages against Seller for the failure of Seller to satisfy such condition.

          (b)  Conditions to Obligation of Seller.  The obligation of Seller
               ----------------------------------
to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions on or prior to the Closing, any of which may be waived by Seller:

               (i) The representations and warranties of each of the Transferors set forth in Sections 4(b) (excluding the representations and warranties with respect to good standing status), 4(c)(i), 4(d), 4(f)(A), 4(h)(iii)(A), 4(h)(iii)(B), 4(h)(iii)(C), 4(l)(i) and 4(m)(i) that are qualified by reference to materiality or a material adverse effect shall be true and correct at and as of the Closing Date, and all other representations and warranties set forth in such sections that are not so qualified shall be true and correct in all material respects at and as of the Closing Date except, in each case, (i) for such representations and warranties that are expressly made as of an earlier date, in which case such representations and warranties shall only be true and correct on and as of such earlier date and (ii) as disclosed in the Transferor Disclosure Schedule;

               (ii) The Transferors shall have procured all of the consents specified in Section 6(b)(ii) of the Transferor Disclosure Schedule; provided, however, that if the Transferors are unable to procure a consent to the assignment of an Assigned Contract, but are able to provide Seller with all of the benefits under such Assigned Contract at no additional cost to Seller, then Seller shall waive this condition with respect to such Assigned Contract;

               (iii) There shall be no statute, law, judgment, decree, injunction, rule or order of any Governmental Entity which prohibits, restricts or delays consummation of the transactions contemplated by this Agreement;

               (iv) Each of the Transferors shall have delivered to Seller a certificate, dated the Closing Date, in form and substance reasonably satisfactory to Seller, executed by an executive officer of each of the Transferors, respectively, to the effect that (A) each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects and
     (B) the representations and warranties set forth in Section 4(o) are true and correct in all material respects;

               (v) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Parties shall have received the FCC Approval and other authorizations, consents and approvals of other Governmental Entities set forth in the Seller Disclosure Schedule and the Transferor Disclosure Schedule;

               (vi) Seller shall have received from counsel to MCI, an opinion or opinions addressed to Seller and dated as of the Closing Date in form and substance reasonably satisfactory to Seller;

               (vii) The Transferors shall have executed and delivered to Seller the Registration Rights Agreement;

               (viii) The Transferors shall have executed and delivered the Settlement Agreement and Mutual Release;

               (ix) The Transferors shall have caused to be executed and delivered to Seller the Set Top Box Agreement;

               (x) The Transferors shall have caused to be executed and delivered to Seller the Retransmission Consent Agreement;

               (xi) The Transferors shall have caused to be executed and delivered to Seller the Components License Agreement;

               (xii) The Transferors shall have delivered to Seller a Special Warranty Deed in the form of Exhibit I annexed hereto, conveying the Gilbert Property to Seller;

               (xiii) The Transferors shall have satisfied their obligations contained in Section 5(f)(vi) hereof; and

               (xiv) The Transferors shall have executed and delivered to Seller the Contract Assignment and Assumption, and an instrument or instruments of transfer in form and substance reasonably satisfactory to Seller with respect to the transfer of the Earth Station Authorizations and the Intellectual Property set forth in Section 2(b)(vi), and the assignment of all Assigned Contracts, the MCI FCC License, the Earth Station Authorization and the Intellectual Property shall be effective as of the Closing Date.

     In the event that one or more of the preceding conditions to Seller's obligations to close have not been satisfied on or prior to the Closing Date, Seller may nonetheless proceed to close (without waiving such condition) and seek a purchase price adjustment from or pursue a cause of action for damages against the Transferors for the failure of the Transferors to satisfy such condition.

     7.  Remedies for Breach of this Agreement.
         -------------------------------------

          (a)  Survival.  All covenants and agreements contained in this
               --------
Agreement and the right to indemnification with respect to all representations and warranties contained in this Agreement or in any certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding anything to the contrary in the foregoing, the right to indemnification with respect to each representation and warranty (but not the covenants and other agreements) contained in this Agreement or made pursuant to any certificate, document or statement delivered pursuant hereto shall terminate on the last day of the eighteenth month after the month that includes the Closing Date (the "Survival Date"); provided, however, that the right to indemnification with respect to such representations and warranties, and the Liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to Liability or liquidated as to amount, with respect to which such party has been given written notice prior to the Survival Date.

          (b)  Indemnification Provisions for Benefit of the Transferors.
               ---------------------------------------------------------
Seller shall indemnify each of the Transferors and their respective shareholders, officers, directors, employees, agents and Affiliates (collectively, "Transferor Indemnitees") and hold each of them harmless from and against and in respect of any Damages directly or indirectly incurred by any of them as a result of any breach of a representation, warranty, covenant or agreement of Seller made hereunder. For purposes of determining any such Damages incurred by the Transferor Indemnitees, no regard shall be given to the adjustment provisions set forth in Section 2(a)(ii) hereof.

          (c)  Indemnification Provisions for Benefit of Seller.  Each of News
               ------------------------------------------------
Corporation, MCI and ASkyB, jointly and severally, shall indemnify Seller, and its shareholders, officers, directors, employees, agents and Affiliates and hold each of them harmless from and against and in respect of any Damages directly or indirectly incurred by any of them as a result of any breach of a representation, warranty, covenant or agreement of News Corporation, ASkyB, the ASkyB Buyer, MCI or the MCI Buyer made hereunder other than Section 4(g)(i), if any Damages suffered as a result thereof are recoverable under Seller's title insurance policy.

          (d)  Notification; Rights of Parties to Settle or Defend.  Promptly
               ---------------------------------------------------
after the occurrence of any event which may give rise to a claim for indemnification under this Section 7, the party entitled to indemnification (the "Indemnified Party") shall notify the indemnifying party (the "Indemnitor") in writing of such claim (the "Claims Notice"). The Claims Notice shall describe the asserted liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Damages that have been or may be suffered by the Indemnified Party. Failure by the Indemnified Party to give a Claims Notice to the Indemnitor in accordance with the provisions of this Section 7(d) shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor has been actually and materially prejudiced by such failure. The Indemnitor may elect to compromise or defend, at its own expense, by its own counsel and to the extent an election with respect to such compromise or defense is available to the Indemnified Party, any asserted liability. If the Indemnitor elects to compromise or defend such asserted liability, it shall within 30 calendar days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnitor, in the compromise of, or defense against, such asserted liability. If the Indemnitor elects to defend any claim, the Indemnified Party shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense. If the Indemnitor elects not to compromise or defend the asserted liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement (or if counsel to the Indemnified Party advises such party that there may be a potential conflict of interest between the Indemnitor and the Indemnified Party, or between the Indemnified Party and any other indemnified party, or that different or additional defenses from those available to the Indemnified Party may be available to any other indemnified party), the Indemnified Party may pay, compromise or defend (at the expense of the Indemnitor) such asserted liability as the Indemnified Party considers appropriate. The Parties agree to cooperate fully with one another in the defense, settlement or compromise of any asserted liability. Notwithstanding the foregoing, neither the Indemnitor nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnitor may participate, at their own expense, in the defense of such asserted liability. For the avoidance of doubt, the rights to indemnification under this Agreement shall arise in the event of both claims asserted directly by one Party against the other as well as claims asserted by third parties against a Party.

          (e)  Exclusive Remedy.  Except with respect to a termination of this
               ----------------
Agreement pursuant to Section 8(a)(ii) or Section 8(a)(iii) hereof, the Parties acknowledge and agree that the indemnity rights set forth in this Section 7 are to be their exclusive monetary remedies for breaches of the representations, warranties and covenants contained herein; provided, however, that nothing in this Section 7(e) shall limit in any way the availability of specific performance, injunctive relief or other equitable remedies to which a Party may otherwise be entitled or a cause of action for fraud.

          (f)  Limitations.  Any indemnity amounts payable by an Indemnitor
               -----------
hereunder shall be net of any tax benefit received by the Indemnified Party as a result of the claim or event giving rise to indemnification.

     8.   Termination.
          -----------

          (a)  Termination of Agreement.  The Parties may terminate this
               ------------------------
Agreement only as provided below:

               (i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) The Transferors may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event Seller is in breach, in any material respect, of any of the representations and warranties set forth in Section 6(a)(i), unless such breach shall be subject to cure, in which event termination may only be effected if such breach shall remain uncured on the 60th day following receipt of notice of breach; provided, however, that if any such breach is incapable of cure within 60 days and Seller acted reasonably diligently during such 60-day period in attempting to cure such breach, this Agreement shall not be terminated pursuant to this Section 8(a)(ii) for so long as the breach remains subject to cure and Seller acts continuously with reasonable diligence in attempting to cure such breach;

               (iii) Seller may terminate this Agreement by giving written notice to the Transferors at any time prior to the Closing in the event any of the Transferors is in breach, in any material respect, of any of the representations and warranties set forth in Section 6(b)(i), unless such breach shall be subject to cure, in which event, termination may only be effected if such breach shall remain uncured on the 60th day following receipt of notice of breach; provided, however, that if any such breach is incapable of cure within 60 days and the breaching party acted reasonably diligently during such 60-day period in attempting to cure such breach, this Agreement shall not be terminated pursuant to this Section 8(a)(iii) for so long as the breach remains subject to cure and the breaching party acts continuously with reasonable diligence in attempting to cure such breach; or

               (iv) Either the Transferors or Seller may terminate this Agreement by giving written notice to Seller or the Transferors, as the case may be:

                      (A) if, within the later of (x) December 31, 1999 and (y) sixty (60) days following the date of a Bureau Order, the FCC does not release a Preliminary FCC Approval, or if such Preliminary FCC Approval is released within such sixty (60) day period but does not become an FCC Approval within thirty (30) days thereafter;

                      (B) if, within sixty (60) days following the date of an FCC Order, the FCC does not release a Preliminary FCC Approval, or if such Preliminary FCC Approval is released within such sixty (60) day period but does not become an FCC Approval within thirty (30) days thereafter; or

                      (C) if within sixty (60) days following the date of an FCC Approval or FCC Order which conditionally grants the FCC's consent to the assignment of the MCI FCC License to Seller or Newco, the Parties are unable to satisfy a condition other than a Material Condition.

          (b)  Effect of Termination.
               ---------------------

               (i) If any Party terminates this Agreement pursuant to Section 8(a), this Agreement shall become null and void and all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except for (A) any Liability of any Party then in breach and
     (B) the provisions of the third sentence of Section 5(h) relating to confidential information which shall survive termination.

               (ii) Notwithstanding the foregoing, (A) if this Agreement is terminated for any reason other than pursuant to Section 8(a)(ii) or
     Section 8(a)(iii), Seller shall purchase from the Transferors, and the Transferors shall sell to Seller, Sky II, together with all rights associated therewith, immediately following the later of the date of termination or the Transferors' receipt of title to Sky II from Loral pursuant to Article 12.1 of the Loral Contract, i.e., in-orbit delivery, at a purchase price equal to the actual direct payments made under the Loral Contract in respect of Sky II through the date of purchase, and Seller shall assume all obligations of the Transferors with respect to Sky II under
     Article 13 of the Loral Contract dealing with orbital performance incentives; provided, however, that, as an alternative to purchasing Sky II, Seller may, at its option, purchase Sky I, together with all rights associated therewith, from the Transferors, immediately following the later of the date of termination or the Transferors' receipt of title to Sky I from Loral pursuant to Article 12.1 of the Loral Contract, i.e., in-orbit delivery, at a purchase price equal to the actual direct payments made under the Loral Contract in respect of Sky I through the date of purchase, and Seller shall assume all obligations of Transferors with respect to Sky I under Article 13 of the Loral Contract dealing with orbital performance incentives; (B) if this Agreement is terminated by the Transferors pursuant to Section 8 (a)(ii), the Transferors may elect to sell to Seller, and if so elected Seller shall purchase from the Transferors, at the Transferors' option, either Sky I or Sky II, together with all rights associated therewith, immediately following the later of the date of termination or the Transferors' receipt of title thereto from Loral pursuant to Article
     12.1 of the Loral Contract, i.e, in-orbit delivery, at a purchase price equal to the actual direct payments made under the Loral Contract in respect of Sky I or Sky II, as applicable, through the date of purchase, and Seller shall assume all obligations of the Transferors with respect to Sky I or Sky II, as the case may be, under Article 13 of the Loral Contract dealing with orbital performance incentives; or (C) if this Agreement is terminated by Seller pursuant to Section 8(a)(iii), Seller may elect to purchase from the Transferors, and if so elected the Transferors shall sell to Seller, at Seller's option, either Sky I or Sky II, together with all rights associated therewith, immediately following the later of the date of termination or the Transferors' receipt of title thereto from Loral pursuant to Article 12.1 of the Loral Contract, i.e, in-orbit delivery, at a purchase price equal to the actual direct payments made under the Loral Contract in respect of Sky I or Sky II, as applicable, through the date of purchase, and Seller shall assume all obligations of the Transferors with respect to Sky I or Sky II, as the case may be, under Article 13 of the Loral Contract dealing with orbital performance incentives. As an alternative to the foregoing provisions with respect to the Transferors' sale to Seller of Sky I or Sky II, and subject to Loral's prior written consent, Transferors may assign to Seller the Loral Contract as it relates to the applicable satellite, together with all rights associated therewith. In all events, Transferors may also assign Seller's Launch Insurance, if any, relating to the applicable satellite, in which event, the purchase price for such satellite, shall include the actual direct payments made with respect to such satellite under Seller's Launch Insurance policy. The purchase price for either Sky I or Sky II shall be payable in cash on or prior to the 180th day (the "Payment Date") following the assignment of the Loral Contract, the termination of this Agreement or the Transferors' receipt of title thereto from Loral pursuant to Article 12.1 of the Loral Contract (the "Transfer Date"), i.e, in-orbit delivery, as applicable, together with interest thereon at the LIBOR rate from the Transfer Date to the payment date of such purchase price; provided, however, that if Seller fails to pay such purchase price, together with all accrued interest thereon, on or prior to the Payment Date, interest will accrue on such unpaid purchase price and accrued interest at a rate of 17.5% per annum from the 181st day following the Transfer Date to the payment date therefor. All representations, warranties and covenants of the Transferors in this Agreement with respect to the Satellite Contracts shall be applicable in connection with the purchase or assignment of either Sky I or Sky II pursuant to this paragraph.

               (iii) Without limiting the generality of subsection (b)(i) above, if this Agreement is terminated pursuant to either Section 8(a)(ii) or Section 8(a)(iv), Seller, News Corporation and ASkyB shall promptly as practicable following the date of such termination execute and file the Settlement Agreement and Mutual Release and the Final Stipulation of Dismissal annexed thereto with the United States District Court for the District of Colorado to dismiss the EchoStar Litigation with prejudice provided, however, if this Agreement is terminated pursuant to Section 8(a)(iv)(C) because an FCC Approval or FCC Order contained a condition that is within the control of the Transferors, and such condition is not satisfied, even though the Seller acted in good faith in connection therewith, the EchoStar Litigation shall not be dismissed.
               .
     9.  Miscellaneous.
         -------------

          (a)  Press Releases and Announcements.  No Party shall issue any
               --------------------------------
press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that no Party shall be prohibited from making any public disclosure it believes in good faith on advice of counsel is required by law or regulation, including, the rules and regulations of any securities exchange or inter-dealer quotation system upon which the securities of one of the Parties are listed or admitted for trading(in which case the disclosing Party will advise the other Parties prior to making the disclosure). Prior to the making of any disclosure required by law or regulation, the disclosing Party shall consult with the other Parties, to the extent feasible, as to the content of such public announcement or press release and provide the other Party with an opportunity to review and comment thereon.

          (b)  No Third-Party Beneficiaries.  This Agreement shall not confer
               ----------------------------
any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c)  Entire Agreement.  This Agreement (including the Schedules
               ----------------
hereto and the Collateral Agreements referred to herein), constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof (except for any contemporaneous writing signed by Seller, on the one hand, and any of the Transferors, on the other hand, which specifically refers to their Agreement).

          (d) Succession and Assignment.   This Agreement shall be binding upon
              -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Transferors and Seller, except as provided in Sections 2(a) and
(b) with respect to the designation of the ASkyB Buyer (if it is not a Party), the MCI Buyer (if it is not a Party) and Newco and in Section 9(m)(iv) with respect to the transfer of Shares to direct or indirect wholly-owned Subsidiaries of News Corporation or MCI; provided, however, that as a condition to any such designation, ASkyB, MCI Buyer and Newco, as the case may be, shall agree in writing to be bound by all of the provisions of this Agreement applicable to the Party making such designation; and provided further, that as a condition to any transfer pursuant to Section 9(m)(iv), the transferee shall agree in writing to be bound by the restrictions set forth in Section 9(m).

          (e)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f)  Headings.  The section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g)  Notices.  All notices, requests, demands, claims, and other
               -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:
                                   EchoStar Communications Corporation
                                   5701 South Santa Fe Drive
                                   Littleton, Colorado 80120
                                   Attn:  David K. Moskowitz, Esq.
                                          Senior Vice President, General
                                          Counsel and Secretary
                                   Telecopy: (303) 723-1699

If to MCI:                         MCI Telecommunications Corporation
                                   1801 Pennsylvania Avenue, N.W.
                                   Washington, D.C. 20006
                                   Attn:  Michael Salsbury, Esq.
                                          General Counsel
                                   Telecopy: (202) 887-3353

If to ASkyB or News                The News Corporation Limited
 Corporation:                      c/o News America Incorporated
                                   1211 Avenue of the Americas
                                   New York, New York  10036
                                   Attn:  Arthur M. Siskind, Esq.
                                          Senior Executive Vice
                                          President and Group General Counsel
                                   Telecopy:  (212) 768-2029

     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h)  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of New York.

          (i)  Amendments and Waivers.  No amendment of any provisions of this
               ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. Any Party may waive compliance by another Party with any provision of this Agreement, which waiver must be in writing. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j)  Severability.  Any term or provision of this Agreement that is
               ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (k)  Expenses.  Except as otherwise provided in this Agreement, each
               --------
of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (l)  Construction.  The language used in this Agreement will be
               ------------
deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to the "transactions contemplated hereby," the "transactions contemplated by this Agreement," the "transactions contemplated under this Agreement" or the "transactions contemplated pursuant to this Agreement" shall be deemed to also refer to any other document, agreement or certificate to be executed or delivered on or prior to the Closing. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m)  Restrictions on Transfer.  Notwithstanding anything to the
               ------------------------
contrary set forth herein or in the Registration Rights Agreement, the ASkyB Buyer and the MCI Buyer agree that:

               (i) Until such time (the "Completion Date") as all amounts due under the Satellite Contracts have been paid (including, at the Transferors' option, through the payment into escrow of all amounts scheduled to become due under the Satellite Contracts), the ASkyB Buyer and the MCI Buyer (collectively, the "Buyers") may, directly or indirectly, sell, assign, transfer, pledge, hypothecate or otherwise dispose of any interest in the Shares (a "Disposition") in an amount not to exceed 10% of the Shares issued to the Buyers on the Closing Date (subject to adjustment for any stock split, stock dividend, subdivision or combination of the Common Stock or any other action having a similar effect on the Common Stock);

               (ii) Subject to subsection (i) above, from and after the Closing Date and during the two-year period commencing on the Closing Date, Dispositions may be made by the ASkyB Buyer and the MCI Buyer in an amount not to exceed for each 365-day period thereafter one-third (1/3) of the Shares issued to the Buyers on the Closing Date (subject to adjustment for any stock split, stock dividend, subdivision or combination of the Common Stock or any other change in corporate structure affecting the Common Stock); provided, however, that any Shares permitted to be sold, but not sold during the first 365-day period, shall be added to the number of Shares permitted to be sold during the second 365-day period; and provided, further, that the ASkyB Buyer and the MCI Buyer shall be permitted pursuant to a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, to make a Disposition of Shares in an amount not to exceed (x) the difference between 50% of the Shares issued to the Buyers and the number of shares Disposed of by the Buyers in accordance with this subsection (ii) during the first 365-day period, or (y) the difference between 80% of the Shares issued to the buyers and the number of Shares Disposed of by the buyers in accordance with this subsection (ii) during the first and second 365-day periods;

               (iii) Subject to subsection (i) above, from and after the second anniversary of the Closing Date, Dispositions may be made by the ASkyB Buyer and the MCI Buyer without regard to any restriction on the amount of Shares sold, except as may be imposed by applicable law; and

               (iv) Nothing contained in this Section 9(m) shall limit the right of the ASkyB Buyer or the MCI Buyer to transfer any of its Shares to a direct or indirect wholly-owned subsidiary of either MCI or News Corporation.

          (n)  Legends. The Transferors agree to the placement on certificates
               -------
representing the Shares purchased pursuant hereto, of a legend, substantially as set forth below (except that such legend shall not be placed on any Shares that have been registered under the Securities Act or if, in the opinion of counsel (which opinion shall be in form and substance satisfactory to Seller), such legend is no longer required under the Securities Act):

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF SUCH OTHER STATE OR JURISDICTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS (INCLUDING THE PROVISIONS THAT RESTRICT THE TRANSFER OF SUCH SECURITIES) OF A PURCHASE AGREEMENT, DATED AS OF NOVEMBER 30, 1998, AMONG AMERICAN SKY BROADCASTING, LLC, THE NEWS CORPORATION LIMITED, MCI TELECOMMUNICATIONS CORPORATION AND ECHOSTAR

      COMMUNICATIONS CORPORATION (THE "COMPANY"), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE SECRETARY OF THE COMPANY. THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS."

          (o)  Specific Performance.  Each of the Parties acknowledges and
               --------------------
agrees that the other Parties would be damaged irreparably in the event of any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of the Agreement and to enforce specifically this Agreement and the terms and Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

          (p)  Incorporation of Schedules.  The Schedules identified in this
               --------------------------
Agreement, including the Seller Disclosure Schedule and the Transferor Disclosure Schedule, are incorporated herein by reference in their entirety and made a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                              AMERICAN SKY BROADCASTING, LLC



                              By: __________________________________
                                  Name:
                                  Title:


                              THE NEWS CORPORATION LIMITED



                              By: __________________________________
                                  Name:
                                  Title:


                              MCI TELECOMMUNICATIONS CORPORATION



                              By: ___________________________________
                                  Name:
                                  Title:


                              ECHOSTAR COMMUNICATIONS
                              CORPORATION



                              By: ____________________________________
                                  Name:
                                  Title: